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January 28, 1998                                MARSHALL

Aladdin  Gaming, LLC
280 Park Avenue
New York, NY 10017

Attention:  Mr. Ronald Dictrow

Reference:  Aladdin Hotel & Casino
            Mixed Use Development Project
            Fluor Daniel Job No. 64207400

Subject:    Amendment 2 of the Contract and Amendment 5 of the Letter of
            Agreement

Gentlemen,

This will confirm our agreement to amend the Contract and Letter of Agreement to extend the February 15, 1998 date to February 27, 1998. All other terms and condition will remain the same.

If you have any questions concerning this matter, please contact me anytime.

Very truly yours,

/s/ Larry Kossinger

Larry Kossinger
Senior Project Director

Attachments:

1. Amendment #2
2. Amendment #5

cc:
Mr. Robert Accordi, Tishman, NY, NY
Mr. Curtis Culver, FD, Sugarland, TX
Mr. Bob Fratti, ADP-FD of NV
Mr. Peter Goetz, Goetz, Fitzpatrick, Cartione, Eiseman, Finegan & Rubin, LLP,
    NY, NY
Mr. Bob McNamara, ADPM, Rumford, RI
File